                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mattel, Inc. on Form S-3 of our report dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) relating to the financial statements of Tyco Toys, Inc. and subsidiaries not presented separately herein, appearing in Mattel's Current Report on Form 8-K dated July 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
September 25, 1997